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                                   EXHIBIT 5


                                        September 12, 1995


Advanta Corp.
Five Horsham Business Center
300 Welsh Road
Horsham, PA  19044

           RE:   SECURITIES AND EXCHANGE COMMISSION -
                 REGISTRATION STATEMENT ON FORM S-3
                 ------------------------------------

Ladies and Gentlemen:

I am Vice President, Secretary and General Counsel of Advanta Corp. (the "Company"), and have acted as counsel for the Company in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the sale of the securities described below. I am familiar with the requirements of the Act and the rules and regulations promulgated pursuant thereto. I have examined the Company's Restated Certificate of Incorporation, the Company's By-Laws and such other corporate records and documents of the Company as I have deemed necessary or advisable in connection with rendering this opinion.

Based on the foregoing, it is my opinion that (a) appropriate corporate action has been taken to authorize the sale and issuance of the securities described in the Prospectus included in the Registration Statement, namely a total of $200,000,000 (including $21,979,000 of unsold securities from Registration Statement No. 33-61555 which became effective on August 24, 1995) of principal amount of RediReserve Variable Rate Certificates, 91 Day, Six, 18 and 30 Month and One, Two, Three, Four, Five, Seven and Ten Year Notes, all of which are uncertificated (hereinafter referred to collectively as the "Securities"), and
(b) when issued pursuant to either the Trust Indenture in the form filed as Exhibit 4.1 to the Registration Statement, with such modifications as the executing officer shall approve, or the Trust Indenture dated April 22, 1981 between the Company and a predecessor of CoreStates Bank, N.A., such Securities will be valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally or by equitable principles.

I hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement, and to the filing of this opinion with any other appropriate governmental agency.

Sincerely,

/s/ Gene S. Schneyer
-------------------------
Gene S. Schneyer
Vice President, Secretary
  and General Counsel

GSS/LRC/la